UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009 (August 28, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2009, Spongetech Delivery Systems, Inc. (the “Company”) filed a Certificate of Correction to the Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware that effects a one-for-one hundred reverse split (the “Reverse Split”) of all of the issued and outstanding shares of each of the Company’s common stock, par value $0.001 (the “Common Stock”), Class B stock, par value $0.001 (the “Class B Stock”) and preferred stock, par value $0.001 (the “Preferred Stock”).  Any fractional shares will be rounded up to the next highest whole share. The Amendment also reduces the aggregate number of authorized shares of the Company’s capital stock to 965,000,000 shares, consisting of 900,000,000 shares of Common Stock, 25,000,000 shares of Class B Stock, and 40,000,000 shares of Preferred Stock (the “Authorized Share Reduction”).

It is anticipated that the Reverse Split and Authorized Share Reduction will be effective on the close of business on September 22, 2009, subject to the receipt of necessary regulatory approvals.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

On September 8, 2009, the Company issued a press release announcing the Reverse Split and Authorized Share Reduction.  A copy of the press release, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction to Certificate of Amendment to Certificate of Incorporation of the Company.

99.1	Press Release, dated September 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: September 8, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Correction to Certificate of Amendment to Certificate of Incorporation of the Company.

99.1	Press Release, dated September 8, 2009.